Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of New England Realty Associates Limited Partnership for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald Brown, as President and Director of the Partnership’s General Partner, NewReal, Inc., and Jameson Brown, the Treasurer and a Director of the Partnership’s General Partner, NewReal, Inc., each hereby certifies, pursuant to 18.U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ Ronald Brown
Ronald Brown
Principal Executive Officer
(President and Director of the
Partnership’s General Partner, NewReal, Inc.)

Date: March 14, 2024

/s/ Jameson Brown
Jameson Brown
Principal Financial Officer
(Treasurer and Director of the
Partnership’s General Partner, NewReal, Inc.)

Date: March 14, 2024

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Security Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.